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                                                                    Exhibit 11.1


                          Tuesday Morning Corporation
                      Ratio of Earnings to Fixed Charges

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
                                                                                                      Pro Forma        Pro forma
                                                                                                    Twelve Months      Nine Months
                                                                                     9 months           Ended            Ended
                                           Year Ended December 31                   September 30      December 31     September 30
                                 ------------------------------------------------------------------
                                  1992      1993      1994      1995      1996      1996      1997        1996            1997
                                  ----      ----      ----      ----      ----      ----      ----        ----            ----
Earnings                         10,215    (2,572)    4,016     7,264    18,508       712     8,585      (4,175)         (8,279)
                                 -------------------------------------------------------------------------------------------------
Interest on debt                    771     1,689     2,289     3,063     2,589     2,014     2,261      23,590          18,862
Interest on capitalized leases                          169       267       178       133        69         178              69
Interest on operating leases      2,803     3,564     3,927     4,192     4,656     3,418     3,984       4,656           3,984

                                 -------------------------------------------------------------------------------------------------
Total                             3,574     5,253     6,385     7,522     7,423     5,565     6,314      28,424          22,915

                                 -------------------------------------------------------------------------------------------------
Total available gross income     13,789     2,681    10,401    14,786    25,931     6,277    14,899      24,249          14,636
                                 =================================================================================================
                                 -------------------------------------------------------------------------------------------------
Ratio                               3.9       0.5       1.6       2.0       3.5       1.1       2.4         0.9             0.6
                                 -------------------------------------------------------------------------------------------------
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